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                                  EXHIBIT 4.4



                    Form of Series A Cumulative Convertible
                          Preferred Stock Certificate


                              Page 70 of 74 Pages
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PAI                                                                      470,588


            INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

                              CARVER CORPORATION

  AUTHORIZED TO ISSUE 20,000,000 SHARES OF COMMON STOCK AND 2,000,000 SHARES
                   OF PREFERRED STOCK IN ONE OR MORE SERIES


This Certifies that         RENWICK ALPHA FUND, L.P.                    is the
                   ----------------------------------------------------
registered holder of          --470,588--                              Shares
                     -------------------------------------------------

         of Series A Convertible Preferred stock of CARVER CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.

                                   PREFERRED

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated      June 12, 1996
     ----------------------------

/s/ Linda S. Rowland                         /s/ S. M. Williams
- --------------------------                   ---------------------------
Assistant Secretary                          President


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                              Page 71 of 74 Pages